UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2023

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 1400
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2023, Astria Therapeutics, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Ichnos Sciences SA and Ichnos Sciences Inc. (collectively, “Ichnos”), pursuant to which Ichnos granted to the Company an exclusive (even as to Ichnos and its affiliates), worldwide, and sublicensable right and license to certain patent rights and related know-how (the “Licensed Intellectual Property”) to develop, manufacture, and commercialize Ichnos’ proprietary OX40 portfolio. The OX40 portfolio includes Ichnos’ proprietary OX40 antagonist monoclonal antibody, with the generic name telazorlimab and also referred to by Ichnos as “ISB 830” as well as Ichnos’ proprietary affinity matured next generation OX40 antagonist monoclonal antibody referred to by Ichnos as “ISB 830-X8” and referred to by the Company as “STAR-0310 candidate” (collectively, the “Licensed Compounds”). The Company plans to develop the STAR-0310 candidate, which was engineered with YTE half-life extension technology (and will be referred to by the Company as STAR-0310), for atopic dermatitis ("AD”) and potentially for other allergic and immunological diseases. STAR-0310 is currently in preclinical development. Ichnos has also agreed not to develop or commercialize any product that directly modulates the OX40 receptor.

The Company agreed to use commercially reasonable efforts to develop, obtain regulatory approval for, and commercialize at least one product that contains or comprises a Licensed Compound (a “Licensed Product”) in the United States, France, Germany, Italy, Spain, the United Kingdom and Japan.

Under the terms of the License Agreement, the Company is obligated to pay to Ichnos a $15.0 million upfront payment, and a total of up to $20.0 million upon the achievement of certain development milestones, up to $70.0 million upon the achievement of certain regulatory milestones and up to $215.0 million upon achievement of certain commercial milestones, in each case in up to three indications with respect to the first applicable Licensed Product to achieve such milestone events.

The Company is also obligated to pay Ichnos tiered royalties ranging from a mid-single-digit percentage to a low double-digit percentage on aggregate annual net sales of all Licensed Products. The Company is obligated to pay royalties on a Licensed Product-by-Licensed Product and country-by-country basis until the latest of: (i) the expiration of the last valid claim covering the composition of matter of such Licensed Product in such country; (ii) the expiration of the last regulatory exclusivity with respect to such Licensed Product in such country; and (iii) twelve years following the first commercial sale of such Licensed Product in such country (each, a “Royalty Term”). The royalty rate is subject to reduction on a Licensed Product-by-Licensed Product and country-by-country basis under certain circumstances.

Unless earlier terminated, the License Agreement will expire on the expiration of the last to expire Royalty Term. Unless the License Agreement is earlier terminated, on expiration of each applicable Royalty Term, the Company will have a fully paid-up, irrevocable and perpetual license under the Licensed Intellectual Property to develop, manufacture and commercialize each applicable Licensed Product in the applicable country. Either party may terminate the License Agreement for the other party’s material breach, following a customary notice and cure period, or insolvency. The Company may terminate the License Agreement for any reason upon 90 days prior written notice to Ichnos.

The foregoing description of the terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission (the “SEC”), with confidential terms redacted, as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Item 7.01.	Regulation FD Disclosure.

On October 11, 2023, the Company issued a press release announcing (the “Press Release”), among other things, the entry into the License Agreement, the in-license of the Licensed Compounds and the Company’s development strategy for STAR-0310. A copy of the Press Release is furnished hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

Investor Presentation

On October 11, 2023, in addition to issuing the Press Release, the Company has made available a presentation to be used with investors to discuss the Licensed Compounds and the Company’s development strategy for STAR-0310. A copy of the presentation is filed hereto as Exhibit 99.2.

STAR-0310 Program

The Company’s vision for STAR-0310, a monoclonal antibody OX40 antagonist that incorporates YTE half-life extension technology, is to develop a potential best-in-class treatment for AD. AD is an immune disorder associated with loss of skin barrier function and itching. AD is caused by diverse mechanisms, spanning the spectrum of T cell-driven pathology. Approximately 90% of patients develop the disease within the first 5 years of life. AD is estimated to affect approximately 5% of the adult population in the United States, approximately half of which cases are reported to be moderate or severe. AD is a chronic disease and current treatment options are insufficient to address the needs of many patients. Standard of care treatments include steroids and topical medications, which can treat symptoms but do not address the underlying disease. The Company estimates that the moderate-to-severe AD treatment market was approximately $7 billion in 2022 and that it has the potential to grow to $26 billion by 2030 likely due to an increase in drug-treatment rates, especially with availability of new therapies and growth in biologics-treated patients owing to dermatologists’ increasing comfort with biologics.

The Company’s goal for STAR-0310 is to reduce disease activity, relapse rate, and treatment burden for patients with moderate and severe AD in order to help normalize their lives. STAR-0310 was engineered with YTE half-life extension technology with the aim of less frequent dosing of every two to three months. As a potential long-acting OX40 inhibitor, STAR-0310 aims to address the need for a safe, effective, and infrequently administered AD treatment. By targeting OX40, STAR-0310 is designed to address a wide range of T cells involved in the heterogenous AD pathology, providing the potential for better efficacy and a broader addressable patient population.

STAR-0310 was developed as a next generation of telazorlimab with 99% sequence identity. As observed in preclinical studies, STAR-0310 candidate inhibited donor T-cell proliferation similarly to rocatinlimab, an afucosylated anti-OX40 antibody currently in Phase 3 clinical development by Amgen, and at least 10-fold better than telazorlimab. In preclinical studies of donor regulatory T-cells, STAR-0310 candidate was observed to have lower antibody-dependent cellular cytotoxicity, as compared to rocatinlimab, particularly sparing regulatory T cells. In clinical trials conducted by Ichnos, telazorlimab exhibited a favorable safety and tolerability profile. As an affinity matured next generation of telazorlimab that includes a YTE modification, STAR-0310 has the potential to have a favorable safety and tolerability profile.

The Company anticipates submitting an investigational new drug application (the “IND”) to the U.S. Food and Drug Administration for STAR-0310 for the treatment of AD by year-end 2024. If the IND is cleared, the Company anticipates initiating a Phase 1a clinical trial in healthy subjects in the first quarter of 2025. The Company anticipates reporting initial results from the Phase 1a clinical in the third quarter of 2025, including pharmacokinetics, pharmacodynamics and early signals on safety and tolerability. Pending positive results from the Phase 1a clinical trial, the Company plans to initiate a Phase 1b clinical trial in patients with AD in the second half of 2025, and the Company anticipates reporting results in the second quarter of 2026. The goals of the Phase 1b trial will be to demonstrate initial efficacy in AD as well as show differentiation on safety and tolerability.

The Company also sees an opportunity to explore the potential of STAR-0310 in additional allergic and immunological indications, such as asthma, chronic urticaria and autoimmune indications. In October 2023, Ichnos filed with the U.S. Patent and Trademark Office a provisional patent application covering STAR-0310 and its use in treating various disorders, including AD. This provisional patent application is included in the Licensed Intellectual Property.

STAR-0215 Program

The Company is providing the following updates with respect to the STAR-0215 program:

•	The Company is currently enrolling patients in the third and final cohort of its ongoing Phase 1b/2 clinical trial of STAR-0215 in patients with hereditary angioedema called ALPHA-STAR.

•	As previously disclosed, the Company expects to report initial data from single and multiple dose cohorts in ALPHA-STAR in mid-2024. If the results from ALPHA-STAR are positive, the Company expects to progress directly to a Phase 3 pivotal trial which the Company anticipates initiating in the first quarter of 2025.

•	The Company has initiated and is enrolling subjects in ALPHA-SOLAR, a long-term open-label clinical trial assessing the long-term safety and efficacy of STAR-0215. The Company is administering STAR-0215 to those patients who have completed ALPHA-STAR and have enrolled in ALPHA-SOLAR. Participants will be assigned to a 300 mg or 600 mg dosing regimen based on their cohort assignment in the ALPHA-STAR trial and all will receive STAR-0215 every three or six months.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated October 11, 2023
99.2	Investor Presentation, dated October 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the Company’s potential future milestone and royalty payments under the License Agreement; the potential therapeutic benefits and potential attributes of STAR-0310 as a treatment for AD; expectations regarding the timing of regulatory filings for STAR-0310; expectations regarding the timing and planned design of clinical trials for STAR-0310; the expectations regarding the timing and nature of anticipated data for planned trials of STAR-0310; the Company’s goals and vision for STAR-0310; the potential commercial opportunity for STAR-0310 in AD and the likelihood that it can effectively compete in AD, assuming it is approved; the size of the AD market and the need for treatments for AD; ongoing enrollment in ALPHA-SOLAR; the Company’s expectations regarding the timing and nature of the anticipated initial proof of concept results from the ALPHA-STAR Phase 1b/2 clinical trial; the longer term development plans for STAR-0215 including the plan, pending proof-of-concept results from the ALPHA-STAR trial, to progress directly to a Phase 3 pivotal trial, among other things, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goals,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” project,” “should,” “target,” “will,” “would,” or “vision,” and other words and terms of similar meaning are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should not place undue reliance on these statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks and uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; potential changes in estimated cash, cash equivalents and marketable securities based on the completion of financial closing procedures; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s product candidates; and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC, and in other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: October 11, 2023	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer